                                 Exhibit 23.5



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 23, 1997, accompanying the consolidated financial statements of Central and Southern Holding Company for the year ended December 31, 1996 included in the Current Report on Form 8-K/A for Premier Bancshares, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statements of Premier Bancshares, Inc. on Form S-3 (File No. 333-49979), Form S-3D (File No. 333-60245), Forms S-8 (File No.
333-29941, File No. 333-59475 and File No. 333-60249) and on Form S-4 (File No.
333-65025).


                                     /s/ Porter Keadle Moore, LLP



Atlanta, Georgia
October 15, 1998